Designated Filer:	Robert Webster
Issuer & Ticker Symbol:	Hawaiian Telcom Holdco, Inc. [HCOM]
Date of Event Requiring Statement:	April 27, 2017

JOINT FILERS’ SIGNATURES

TWIN HAVEN CAPITAL PARTNERS, L.L.C.

By:	/s/ Paul Mellinger	Date: May 5, 2017
Name: Paul Mellinger
Title: Managing Member

TWIN HAVEN SPECIAL OPPORTUNITIES PARTNERS III, L.L.C.

By:	/s/ Paul Mellinger	Date: May 5, 2017
Name: Paul Mellinger
Title: Managing Member

TWIN HAVEN SPECIAL OPPORTUNITIES PARTNERS IV, L.L.C.

By:	/s/ Paul Mellinger	Date: May 5, 2017
Name: Paul Mellinger
Title: Managing Member

TWIN HAVEN SPECIAL OPPORTUNITIES FUND III, L.P.

By:	/s/ Paul Mellinger Name: Paul Mellinger Title: Managing Member	Date: May 5, 2017

TWIN HAVEN SPECIAL OPPORTUNITIES FUND IV, L.P.

By:	/s/ Paul Mellinger Name: Paul Mellinger Title: Managing Member	Date: May 5, 2017

PAUL MELLINGER

By:	/s/ Paul Mellinger Name: Paul Mellinger	Date: May 5, 2017